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                                                      April 23, 2002

Investors Bank & Trust Company
200 Clarendon
Boston, MA  02117

         Re:   William Blair Funds
         Custodian Agreement

Ladies and Gentlemen:

        Enclosed is a revised Appendix A to the Custodian Agreement dated October 1, 1999, as amended August 1, 2001 (the "Agreement"), between William Blair Funds and Investors Bank & Trust Company to, among other things, add the Institutional International Growth Fund (the "New Portfolio") as a covered portfolio under the Agreement. By signing below, you agree to provide such services as are set forth in the Agreement as custodian for the New Portfolio.

                                           WILLIAM BLAIR FUNDS

                                           /s/ Marco Hanig
                                           ----------------------
                                           By:   Marco Hanig
                                                 ----------------
                                           Its:  President
                                                 ----------------

Accepted this 4th day
of June, 2002.

INVESTORS BANK & TRUST COMPANY
/s/ Robert D. Mancuso
---------------------
By:  Robert D. Mancuso
     ---------------------
Its: Senior Vice President
     ---------------------

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APPENDIX A

                                   PORTFOLIOS

William Blair Growth Fund

William Blair Ready Reserves Fund

William Blair Income Fund

William Blair International Growth Fund

William Blair Value Discovery Fund

William Blair Tax-Managed Growth Fund

William Blair Large Cap Growth Fund

William Blair Small Cap Growth Fund

William Blair Institutional International Growth Fund